Exhibit 10.8

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of October 20, 2010 by and between:

(1)                                  Xueda Education Group, an exempted company incorporated in the Cayman Islands (the “Company”); and

(2)                                  WP X Investments IV Ltd., an exempted company incorporated in the Cayman Islands (the “Purchaser”).  The Purchaser and the Company are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company has filed a registration statement on Form F-1 as of October 15, 2010 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the initial public offering (the “Offering”) by the Company of American Depositary Shares (“ADS”), each representing such number of ordinary shares (“Ordinary Shares”) of the Company as specified in the Registration Statement; and

WHEREAS, the Purchaser wishes to invest in the Company by acquiring Ordinary Shares in the Company in a transaction exempt from registration pursuant to Regulation S of the U.S. Securities Act of 1933, as amended (“Regulation S” and the “Securities Act,” respectively);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1            Issuance, Sale and Purchase of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser, subject to and concurrent with the Offering, at a purchase price (the “Purchase Price”) equal to the Offer Price (as defined below), that certain number (as such number is determined pursuant to Section 1.2 below) of Ordinary Shares (the “Purchased Shares”), free and clear of all liens or encumbrances (except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-up Agreement (as defined below)).  The “Offer Price” means the price per ADS set forth on the cover of the Company’s final prospectus in connection with the Offering (the “Final

Prospectus”) divided by the number of Ordinary Shares represented by one ADS.  All such sales shall be made (i) on the same terms as the ADSs being offered in the Offering and (ii) pursuant to and in reliance upon Regulation S.

Section 1.2            Closing.

(a)           Closing.  Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Ordinary Shares pursuant to Section 1.1 shall take place concurrently with the closing of the offering of the underwritten ADSs representing Ordinary Shares (the “Firm Share Offering”) at the same offices for the closing of the Firm Share Offering or at such other place as the Company and the Purchaser may mutually agree.  The total number of the Ordinary Shares that the Purchaser shall purchase at the Closing shall be equal to the difference of (i) 7% of the Company’s total outstanding Ordinary Shares on a Fully-Diluted basis as of the consummation of (x) this Closing, (y) the closing of the sale and purchase of ordinary shares of the Company by the Purchaser from the Selling Shareholders (as defined below) pursuant to the Shares Purchase Agreement (as defined below) (the “Secondary Shares”) and (z) the closing of the Firm Share Offering, subtracted by (ii) the Secondary Shares.  The date and time of the Closing are referred to herein as the “Closing Date.”  For the purposes of this Section 1.2, “Fully-Diluted” means all outstanding Ordinary Shares, all Ordinary Shares issuable in respect of all outstanding securities convertible into or exchangeable for Ordinary Shares and all Ordinary Shares issuable in respect of all outstanding options, warrants and other rights to acquire Ordinary Shares, provided, however, that if the Company grants the underwriters in the Offering (the “Underwriters”) an over-allotment option to purchase additional ADSs representing Ordinary Shares (the “Optional Shares”) and the Underwriters exercise such option, the term Fully-Diluted shall not include any such Optional Shares.

(b)           Payment and Delivery.  At the Closing, the Purchaser shall pay and deliver the total consideration to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to the parties, of immediately available funds to such bank account designated in writing by the Company, and the Company shall deliver one or more duly executed share certificates in original form, registered in the name of the Purchaser, together with a certified true copy of the register of the members of the Company, evidencing the Ordinary Shares being issued and sold to the Purchaser.

(c)           Restrictive Legend. Each certificate representing the Purchased Shares shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR

UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

(d)           No Representation, Warranty or Undertaking as to Offering.  The Purchaser acknowledges that the Company makes no representation and gives no warranty or undertaking that the Offering will proceed or be completed (within any particular period of time, or at all) and will be under no liability whatsoever to the Purchaser in the event either the Offering does not proceed or is not completed for any reason.

Section 1.3            Closing Conditions.

(a)           Conditions of the Purchaser for the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by the Purchaser in its sole discretion:

(i)            The Investor and Registration Rights Agreement between the Company and the Purchaser substantially in the form attached as Exhibit A hereto (the “Investor and Registration Rights Agreement”), shall have been executed and delivered to the Purchaser.

(ii)           All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Purchased Shares shall have been completed.

(iii)          Each of the conditions set forth in Section 6.1 (other than that set forth in Section 6.1(i) thereof) of the Shares Purchase Agreement dated as of the date hereof between the Selling Shareholders (as defined therein) and the Purchaser shall have been satisfied or waived.

(iv)          The Company’s Cayman counsel shall have provided to the Purchaser a legal opinion dated as of the Closing Date substantially in the form of the opinion to be delivered the Underwriters in connection with the Firm Share Offering.

(v)           The Company’s United States counsel shall have provided to the Purchaser a “no registration” legal opinion dated as of the Closing Date substantially in the form attached as Exhibit B.

(vi)          The Company PRC counsel shall have provided to the Purchaser a legal opinion dated as of the Closing Date substantially in the form of the opinion to be delivered the Underwriters in connection with the Firm Share Offering.

(vii)         The representations and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct on the date of this Agreement and on and as of the Closing Date; provided, however, that for purposes of the representations and warranties in Section 2.1 as of the Closing Date, the term Registration Statement shall mean the registration statement as declared effective by the SEC prior to the Closing Date.  The Company shall have performed and complied in all material respects with all, and not be in breach or default under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(viii)        No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(ix)           The Offering shall have been successfully completed by no later than December 31, 2010.

(x)            The ADSs shall have been listed on the New York Stock Exchange subject to official notice of issuance.

(xi)           The underwriting agreement relating to the Offering shall have been entered into and have become effective.

(b)           Conditions of the Company. The obligation of the Company to issue and sell the Purchased Shares to be sold to and purchased by the Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i)            The Investor and Registration Rights Agreement shall have been executed and delivered by the Purchaser.

(ii)           All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares shall have been completed.

(iii)          Each of the conditions set forth in Section 6.2 of the Shares Purchase Agreement (other than that set forth in Section 6.2(i) thereof) has been satisfied or waived.

(iv)          The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct on the date of this Agreement and on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(v)           No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1           Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)           Organization and Authority.

(i)            The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands.  The Company has all requisite power and authority to carry on its business as it is currently being conducted.

(ii)           The Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Company and its shareholders. This Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)           Capitalization.

(i)            The authorized share capital, option plans and issuance and warrant issuance of the Company shall be as set forth in the Registration Statement. All issued and outstanding Ordinary Shares of the Company are validly issued, fully paid and non-assessable.

(ii)           All outstanding Ordinary Shares and all outstanding awards under the Company’s stock option plans and all outstanding shares of capital stock of each of the Company’s subsidiaries and consolidated affiliates (each a

“Subsidiary” and collectively “Subsidiaries”) have been issued and granted in compliance with (i) all applicable Securities Laws and other applicable laws and (ii) all requirements set forth in applicable contracts, without violation of the preemptive rights, rights of first refusal or other similar rights. Except as set forth in the Registration Statement, no equity securities of the Company are or may become required to be issued by reason of any notes, bonds or other debt securities, or any option, warrant or other agreements to which the Company is a party. “Securities Laws” means the United States Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the listing rules of, or any listing agreement with New York Stock Exchange and any other applicable law regulating securities or takeover matters.

(c)           Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-up Agreement and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to the Purchased Shares.

(d)           Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the memorandum and articles of association of the Company or other constitutional documents of the Company or its subsidiaries as currently in effect or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries is bound or to which any of the Company’s or its subsidiaries’ assets are subject. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries that challenges the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(e)           Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(f)            SEC Filings; Financial Statements.  Prior to the Closing, the Registration Statement, as supplemented or amended, shall have been declared effective by the SEC.  The Registration Statement, including the prospectus therein, conforms and will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and (except for the absence of pricing related information) does not, as of the date hereof, and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)           Investment Company.  The Company is not and, after giving effect to the offering and sale of the Company Shares, the consummation of the Offering and the application of the proceeds hereof and thereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(h)           Regulation S.  No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its affiliates or any person acting on its behalf with respect to any Purchased Shares that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Purchased Shares to the Purchaser under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

Section 2.2            Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a)           Due Formation. The Purchaser is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands, with full power and authority to own and operate and to carry on its business in the places and in the manner as currently conducted.

(b)           Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c)           Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)           Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(e)           Status and Investment Intent.

(i)            Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)           Purchase Entirely for Own Account. The Purchaser is acquiring the Purchased Shares that it is purchasing pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii)          Solicitation. The Purchaser (x) was not identified or contacted through the marketing of the Offering and (y) did not contact the Company as a result of any general solicitation.

(iv)          Restricted Securities. The Purchaser acknowledges that the Purchased Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Purchased Shares may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States in accordance with Rule 904 of

Regulation S under the Securities Act or (z) pursuant to an exemption from registration under the Securities Act.

(v)           Information. The Purchaser has received all the information that it considers necessary and appropriate to decide whether to acquire the Purchased Shares hereunder.  The Purchaser is not relying on any statements or representations made in connection with the transactions contemplated hereby other than the representations and warranties contained in this Agreement.  The Purchaser is relying solely on Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Securities and not on any statements or representations of any of the Company, the Underwriters, or its or their agents, written or oral, other than the representations made by the Company in this Agreement and made by the Selling Shareholders in the Shares Purchase Agreement. Neither any inquiries nor any other investigation conducted by or on behalf of such Purchaser or by its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the representations and warranties or disclosure materials provided by the Company under this Agreement and provided by the Selling Shareholders under the Shares Purchase Agreement.

(vi)          Not U.S. Person. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(vii)         Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing the Purchased Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S.  The Purchaser is acquiring the Purchased Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.

ARTICLE III

COVENANTS

Section 3.1            Market Stand-off.  The Purchaser shall, concurrently with the execution of this Agreement, enter into a lock-up agreement (the “Lock-up Agreement”) with the lead underwriters of the Offering (the “Lead Underwriters”), substantially in the form set forth in Exhibit C hereto; provided that, nothing in this Section 3.1 shall prevent the Purchaser from transferring any Purchased Shares to an affiliate of the Purchaser so long as such affiliate enters into an agreement with the Lead Underwriters substantially in the form of the Lock-up Agreement. The foregoing provisions of this Section 3.1 shall only apply to the Purchaser if each officer and director of the Company and all other shareholders of the Company enter into Lock-Up Agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then the Purchaser shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent.

Section 3.2            Purchaser Description.

(a)           The Company shall afford the Purchaser a reasonable opportunity in which to review and comment on any description of the Purchaser and/or the transactions contemplated by this Agreement that is to be included in any amendment to the Registration Statement or in any free writing prospectus or marketing materials used in connection with the Offering.

(b)           The Purchaser hereby consents and undertakes to promptly provide a description of the beneficial ownership of any shares of the Company that it is acquiring hereunder to the Company (the “Purchaser Description”), and hereby represents that the Purchaser Description will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, as may be reasonably required by the Company for the purpose of satisfying any disclosure requirements in connection with the Registration Statement and the prospectus therein under applicable laws, regulations and the listing rules of the New York Stock Exchange. The Purchaser also consents to the inclusion of the Purchaser Description, the Purchaser’s name as well as the matters relating to the Purchaser’s subscription of the Purchased Shares in the Registration Statement and the prospectus therein, and in press releases and other marketing materials for the Offering.  Additionally, the Purchaser hereby consents to the filing of this Agreement and the Investor and Registration Rights Agreement as an exhibit to the Registration Statement.

(c)           The Purchaser acknowledges that the Company and others will rely upon the truth and accuracy of the Purchaser Description, and it agrees to notify the Company promptly in writing if any of the content contained in the Purchaser Description ceases to be accurate and complete or becomes misleading.

Section 3.3            Representation Letter.  The Purchaser shall, concurrently with the execution of this Agreement, execute and deliver a representation letter dated the date hereof for the benefit of Goldman Sachs (Asia) L.L.C. reasonably acceptable by the parties thereto.

Section 3.4            Securities Filings.  The Company shall (a) provide to the Purchaser, promptly after the filing thereof, copies of any registration statement, preliminary prospectus, final prospectus, application for listing or other document filed with any securities regulatory authority or securities exchange in any jurisdiction (“Securities

Filing”), and (b) prior to the completion of Firm Share Offering, provide the Purchaser with a draft of any proposed Securities Filing reasonably in advance of the due date of such Securities Filing, subject to compliance with applicable law.

Section 3.5            Distribution Compliance Period.  The Purchaser agrees not to resell, pledge or transfer any Purchased Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the 40 days following the Closing Date.

ARTICLE IV

INDEMNIFICATION

Section 4.1            Indemnification.  Each of the Warrantors (each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold the Purchaser and its directors, officers and agents (each, an “Indemnified Party”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and (ii) any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party.  In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

Section 4.2            Notice of Claims; Procedures. If an Indemnified Party makes any claim against an Indemnifying Party for indemnification, the claim shall be in writing and shall state in general terms the facts upon which such Indemnified Party makes the claim. In the event of any claim or demand asserted against an Indemnified Party by a third party upon which the Indemnified Party may claim indemnification, the Indemnifying Party shall give written notice to the Indemnified Party within 30 days after receipt from the Indemnified Party of the claim referred to above, indicating whether such Indemnifying Party intends to assume the defense of the claim or demand. If an Indemnifying Party assumes the defense, such Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party. If the Indemnifying Party elects not to assume the defense, fails to make such an election within the 30-day period or fails to actively and diligently conduct the defense, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 4.3            Cap. Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the aggregate total of the Purchase Price.

Section 4.4            Third Party Claims.

(a)           If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article IV, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing within thirty (30) days of receipt of notice of such claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, however, that no delay on the part of the Indemnified Party in so notifying the Company shall relieve the Company of any obligation under Section 4.1 with respect thereto unless (and then solely to the extent) the Company is prejudiced thereby.

(b)           Subject to Section 4.4(d) below, upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to defend such Third Party Claim with counsel, selected by it, who is reasonably satisfactory to the Indemnified Party, by all appropriate proceedings, which proceedings shall be prosecuted actively and diligently by the Indemnifying Party to a final conclusion or settled. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to consent to the entry of a judgment or enter into any compromise or settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld).

(c)           If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 4.4(b); provided, however, if, based on written advice of counsel, the Indemnified Party concludes that there is a reasonable likelihood of a conflict of interest between the Indemnifying Party and the Indemnified Party with respect to such Third Party Claim, the Indemnifying Party shall bear the reasonable costs and expenses of counsel retained by the Indemnified Party in connection with such defense.

(d)           If (i) the Indemnifying Party fails to notify the Indemnified Party within the thirty (30) days after receipt of any Claim Notice that the Indemnifying Party elects to assume the defense of any Third Party Claim pursuant to Section 4.4(b), (ii) the Indemnifying Party elects to assume the defense of any Third Party Claim pursuant to Section 4.4(b) but fails to diligently prosecute or settle such Third Party Claim, (iii) the Indemnifying Party and the Indemnified Party are parties to the same proceeding (or, assuming the veracity of the facts alleged by the party bringing the Third Party Claim, the Indemnifying Party and the Indemnified Party may become parties to the same proceeding) and the Indemnified Party determines in good faith that a conflict of interest exists between the Indemnifying Party and the Indemnified Party, (iv) the Indemnified Party determines in good faith that there is a reasonable possibility that it will be prejudiced in any material respect beyond the ambit of such Third Party Claim by the Indemnifying Party’s control of the defense and proceedings with respect to any Third Party Claim, or (v) such Third Party Claim is a claim by a governmental tax authority, then (A) the Indemnified Party shall have the right to assume full control of the defense and proceedings with respect to such Third Party Claim, and the Indemnified Party may compromise or settle such Third Party Claim without consulting with, or obtaining consent from, the Indemnifying Party in connection therewith (it being understood and agreed that the Indemnifying Party shall not be bound by any such compromise or settlement entered into without its consent) and (B) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including fees and disbursements of no more than one counsel per jurisdiction (such counsel reasonably acceptable to the Indemnifying Party) reasonably incurred in connection with such Third Party Claim). The Indemnified Party shall have full control of such defense and proceedings, although the Indemnifying Party shall be entitled to participate in any defense or settlement controlled by the Indemnified Party pursuant to this Section 4.4(d) at its sole expense. Any compromise or settlement of a Third Party Claim effected by the Indemnified Party without the Indemnifying Party’s consent shall not be dispositive of the amount of any Losses with respect to such Third Party Claim.

(e)           In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the

Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided that no delay on the part of the Indemnified Party in delivering the Indemnity Notice pursuant to this Section 4.4(e) shall relieve the Indemnifying Party of any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim (the “Dispute Notice”), the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

ARTICLE V

MISCELLANEOUS

Section 5.1            Survival of the Representations and Warranties. All representations and warranties made by any Party shall survive for two years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to (i) any claims thereunder which have been asserted in writing pursuant to Section 4.1 against the Party making such representations and warranties on or prior to such second anniversary, and (ii) the Company’s representations contained in Section 2.1(a), (b) and (c) hereof, each of which shall survive indefinitely.

Section 5.2            Governing Law; Arbitration.  This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.  Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force.  There shall be three arbitrators.  The language to be used in the arbitration proceedings shall be English.  Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

Section 5.3            Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 5.4            Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Purchaser and their respective heirs, successors and permitted assigns and legal representatives.

Section 5.5            Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Parties, except that the Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Purchaser without the consent of the other Parties, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations and provided further that the Purchaser shall give the Company prior written notice of such assignment. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 5.6            Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party or Parties to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to Purchaser, at:

WP X Investments IV Ltd.
c/o Warburg Pincus Asia Ltd
8th Floor, Newton Tower
Sir William Newton Street
Port Louis, Mauritius
Attention: Sharmila Baichoo

With copy to:

Maurice Hoo
Orrick, Herrington & Sutcliffe
43rd Floor, Gloucester Tower
The Landmark
15 Queen’s Road
Central, Hong Kong

If to the Company, at:

Xueda Education Group
A-4 Xibahe Beili
Chaoyang District
Beijing 100028
P.R. China

With copy to:

Leiming Chen
Simpson Thacher & Bartlett LLP
35th Floor, ICBC Tower
3 Garden Road
Central, Hong Kong

Any Party may change its address for purposes of this Section 5.6 by giving the other Parties hereto written notice of the new address in the manner set forth above.

Section 5.7            Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 5.8            Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 5.9            Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

Section 5.10         Public Announcements. None of the Parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Purchaser and the Company unless otherwise required by Securities Law or other applicable law, and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

Section 5.11         Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.12         Termination.  In the event that the Closing shall not have occurred by December 31, 2010, this Agreement shall be terminated unless the Parties mutually agree by December 31, 2010 to renegotiate; except for the provisions of Section 5.13 below, which shall survive any termination under this Section 5.12.

Section 5.13         Renegotiation.  In the event that the Offering shall not have been successfully completed by December 31, 2010 and as a result the Closing shall not have occurred by that date, the Parties shall, prior to March 31, 2011, use their best efforts to renegotiate the purchase price and certain additional rights, including but not limited to information and inspection rights with respect to the Company’s periodic financial information, books and records and annual budget and preemptive rights with respect to the Company’s new securities issuances.

Section 5.14         Headings.  The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 5.15         Execution in Counterparts.  For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY:

XUEDA EDUCATION GROUP

By:	/s/ Jun Wang
	Name:	Jun Wang
	Title:	Director and President

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

PURCHASER:

WP X Investments IV Ltd.

By:	/s/ Sharmila Baichoo
	Name:	Sharmila Baichoo
	Title:	Authorized Representative

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

Exhibit A

Investor and Registration Rights Agreement

Exhibit B

Form of US Legal Opinion

Exhibit C

Form of Lock-up Agreement